SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Earliest Event Reported: February 11, 2003
(date of earliest event reported)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-65554 (Commission File Number)	13-3460894 (I.R.S. Employer Identification Number)

Eleven Madison Avenue
New York, New York  10010
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 325-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5.  Other Events

Filing of Computational Materials

In connection with the proposed offering of the Irwin Whole Loan Home Equity Trust 2003-A, Home Equity Loan-Backed Notes, Series
2003-A (the "Notes"), Credit Suisse First Boston LLC, as underwriter (the "Underwriter"), has prepared the materials attached hereto as Exhibits 99.1 for distribution to potential investors.  Although Credit Suisse First Boston Mortgage Acceptance Corp. (the
"Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K "Computational Materials" shall mean the materials attached hereto as Exhibit 99.1, which include computer generated tables and/or charts displaying, with respect to the Notes, any of the following:  yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the
Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.  The Computational Materials listed as Exhibits 99.1 hereto are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

         99.1     Computational Materials.

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. By: /s/ John Herbert Name: John Herbert Title: Vice President
Dated: February 11, 2003

EXHIBIT INDEX

Exhibit No.       Description of Exhibit

99.1              Computational Materials.